Exhibit 99.1


                      [ALL STAR GAS CORPORATION LOGO]


 FOR IMMEDIATE RELEASE - April 6, 1999
 Lebanon, Missouri


           All Star Gas Corporation announced today that on March 19, 1999, it entered into a financing agreement providing the Company with a new three year revolving credit facility. The new revolving credit facility is to be used to repay certain indebtedness of the Company and its subsidiaries and for working capital purposes. The new revolving credit facility replaces the Company's previous credit facility with the Bank of America.




                        For More Information Contact
                  Valeria Schall, Executive Vice President
                                417-532-3103